Amendment to Employment Agreement

This Amendment to the Employment Agreement (this “Amendment”) is entered into as of this 31st day of August 2009, by and between Yifat Zommer, an individual residing at Ramat Gan, Israel (the “Executive”), and ORAMED Ltd., a company incorporated under the laws of the State of Israel, with an address at Hi-Tech Park 2/5 Givat Ram, Jerusalem, Israel 91390 (the ”Company”).

WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of April 19, 2009 (the “Employment Agreement”); and

WHEREAS, Company and the Executive desire to amend some of terms and conditions of the Original Agreement.

NOW, THEREFORE, the Company and the Executive agree as follows:

1.           In Section 1.3 - Scope of service of the Original Agreement the following paragraph is hereby added:

As of  August 16, 2009, the Executive shall perform her work on the basis of a 100% position, which will comprise five full working days (i.e. at least forty-five (45) hours a week) until the termination of the Executive's employment by the Company (or sooner, if so requested by the Company), for any reason whatsoever.

2.           In Section 2.1(a) - Salary of the Original Agreement the following paragraph is hereby added:

As of August 16, 2009, the Executive shall be entitled to a gross monthly salary of NIS 22,000. Beginning on October 19, 2009, the gross monthly salary will be increased to NIS 24,200 (the “Salary”).

3.           Except for the changes and/or additions stated herein, all the other terms of the Employment Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Amendment and the provisions of the Employment Agreement, the provisions of this Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Employment Agreement shall be deemed to be the Employment Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first written above.

Oramed Pharmaceuticals Inc.

Nadav Kidron, CEO

Yifat Zommer